                                                                   Exhibit 10.56


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                          MORTON INDUSTRIAL GROUP, INC.

                            INVESTOR RIGHTS AGREEMENT

                           DATED AS OF MARCH 26, 2004





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


                                TABLE OF CONTENTS

                                                                                                              PAGE
SECTION 1             GENERAL....................................................................................1

         1.1      Definitions....................................................................................1

SECTION 2             REGISTRATION...............................................................................4

         2.1      Demand Registration............................................................................4

         2.2      Piggyback Registrations........................................................................6

         2.3      Registration Procedures........................................................................6

         2.4      Registration Expenses..........................................................................7

         2.5      Representations and Warranties.................................................................7

         2.6      Indemnification................................................................................8

         2.7      No Piggyback on Registrations.................................................................10

         2.8      Compliance....................................................................................10

         2.9      Discontinued Disposition......................................................................11

         2.10     Registered Public Offering Involving an Underwriting..........................................11

SECTION 3             SPECIAL RIGHTS............................................................................12

         3.1      Co-Sale Rights (Tag Along)....................................................................12

         3.2      Drag-Along Rights.............................................................................13

         3.3      Preemptive Rights.............................................................................14

SECTION 4             COVENANTS.................................................................................15

SECTION 5             MISCELLANEOUS.............................................................................18

         5.1      Governing Law.................................................................................18

         5.2      Survival......................................................................................18

         5.3      Successors and Assigns........................................................................19

         5.4      Entire Agreement..............................................................................19

         5.5      Severability..................................................................................19

         5.6      Amendment and Waiver..........................................................................19

         5.7      Delays or Omissions...........................................................................19

         5.8      Notices.......................................................................................20

         5.9      Titles and Subtitles..........................................................................20

         5.10     Counterparts..................................................................................20

         5.11     Remedies......................................................................................20

                          MORTON INDUSTRIAL GROUP, INC.

                            INVESTOR RIGHTS AGREEMENT

         THIS INVESTOR RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of the 26th day of March, 2004, by and among MORTON INDUSTRIAL GROUP, INC., a Georgia corporation (the "COMPANY"), William D. Morton (referred to herein as the "STOCKHOLDER"), and the investors listed on EXHIBIT A hereto (referred to herein, collectively, as the "INVESTORS" and each, individually, as an "INVESTOR").

                                    RECITALS

         WHEREAS, pursuant to that certain Note and Warrant Purchase Agreement of even date herewith (as the same may be amended, modified, supplemented or restated from time to time, the "NOTE AGREEMENT"), by and among the Company, certain Subsidiaries of the Company party thereto, BMO Nesbitt Burns Capital (U.S.), Inc., as agent, and the Investors, the Investors purchased certain secured subordinated promissory notes of the Company and certain warrants to purchase shares of the Company's Class A Stock; and

         WHEREAS, the execution of this Agreement by the Company, the Stockholder and the Investors is a condition to the consummation by the Investors of the transactions contemplated by the Note Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

                                    SECTION 1

                                     GENERAL

         1.1 DEFINITIONS. Except as otherwise provided herein or in this Section 1.1, capitalized terms used and not defined herein shall have the meanings assigned thereto in the Note Agreement. As used in this Agreement the following terms shall have the following respective meanings:

         "CLASS A STOCK" means the Class A Common Stock of the Company, par value $.01 per share.

         "CLASS B STOCK" means the Class B Common Stock of the Company, par value $.01 per share.

         "COMMON STOCK" means, at any given time, the issued and outstanding common stock of the Company, determined on a fully-diluted basis, including, without limitation, the Class A Stock and the Class B Stock, and any securities issued or issuable with respect thereto, including, without limitation, pursuant to a stock dividend, stock split, reclassification or like action, or pursuant to an exchange (including a merger).

         "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable at such time upon exercise or conversion of all outstanding Options and Convertible Securities regardless of whether the Options or Convertible Securities are actually exercisable at such time.

         "CONVERTIBLE SECURITIES" means any stock or other securities directly or indirectly convertible into or exchangeable for any shares of Common Stock.

         "EFFECTIVENESS DATE" means the 90th day following a Demand Notice.

         "EFFECTIVENESS PERIOD" shall have the meaning set forth in Section 2.1(c).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FILING DATE" means, with respect to a Registration Statement required to be filed hereunder, a date no later than forty-five (45) days following a Demand Notice.

         "FORM S-3" means such form under the Securities Act as in effect on the date hereof, or any successor or similar registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         "HOLDER" and "HOLDERS" means each of the Investors and any of their respective transferees or assignees who receive or acquire Registrable Securities.

         "INVESTOR" and "INVESTORS" are defined in the preamble above and shall include each of their respective successors and assigns.

         "MAJORITY CONTROL" means the acquisition of, or control over, the Company's Common Stock, Convertible Securities or Options, representing more than fifty percent (50%) of the combined voting power of all securities of the Company entitled to vote in the election of directors.

         "NOTE AGREEMENT" is defined in the recitals above.

         "NOTES" means those certain Senior Secured Subordinated Promissory Notes in the aggregate original principal amount of $10,000,000 issued by the Company to the Investors on March 26, 2004.

         "OPTION PLANS" shall have the meaning assigned to such term in the Note Agreement.

         "OPTIONS" means any rights or options to subscribe for or purchase capital stock of the Company or Convertible Securities, including, without limitation, under the Option Plans.

         "PERMITTED SALE" shall mean the sale, transfer or other disposition by the Stockholder of up to ten percent (10%) of the Common Stock of the Company held by the Stockholder on March 26, 2004.

         "PERMITTED TRANSFERS" shall have the meaning assigned to such term in the Note Agreement.

         "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "PROSPECTUS" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement by the SEC.

         "REGISTRABLE SECURITIES" means (a) the Warrants; (b) the Warrant Stock issued or issuable upon exercise of the Warrants; (c) any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to the Warrant Stock referenced in clause (b); and
(d) any rights associated with the Warrant Stock; provided, however, that any such securities will cease to be Registrable Securities at such time as they have been sold under a registration statement or pursuant to Rule 144, or at such time as they are eligible to be sold pursuant to Rule 144(k).

         "REGISTRATION STATEMENT" means each registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "RULE 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "RULE 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "SEC" or "COMMISSION" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "STOCKHOLDER" is defined in the preamble above.

         "TRADING DAY" means any day on which a Trading Market is open for trading.

         "TRADING MARKET" means any of the NASD OTC Bulletin Board, NASDAQ SmallCap Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange.

         "WARRANT STOCK" shall mean the shares of Class A Stock issued or issuable upon exercise of the Warrants, as such number of shares may be adjusted up or down pursuant to the terms of the Warrant.

         "WARRANTS" means those certain Common Stock Purchase Warrants issued by the Company to the Investors on March 26, 2004, to purchase shares of Class A Stock.

                                    SECTION 2

                                  REGISTRATION

         2.1 DEMAND REGISTRATION.

                  (a) At any time, upon the written demand of any Holder to the Company (a "DEMAND REGISTRATION") requesting that the Company effect the registration under the Securities Act of Registrable Securities of such Holder, the Company will promptly give written notice (a "DEMAND NOTICE") of such demand to all other Holders. Each other Holder may request that the Company effect the registration under the Securities Act of additional Registrable Securities of such Holder by delivering written notice to the Company specifying such number of Registrable Securities within twenty (20) days of receipt of the Demand Notice. Within such 20-day period the Company shall give written notice (a "REGISTRATION NOTICE") to all Holders that the Company will be filing a Registration Statement pursuant to this Section 2.1(a).

                  (b) The Company is obligated to effect only two (2) Demand Registrations under Section 2.1(a); provided, however, that (i) a registration will not constitute a Demand Registration under Section 2.1(a) until it has been declared effective under the Securities Act and (ii) if a registration statement filed pursuant to Section 2.1(a) is terminated or withdrawn by the Company before the end of the Effectiveness Period, such registration will not constitute a Demand Registration and the Company shall be obligated to pay the expenses of an additional Demand Registration under Section 2.1(a).

                  (c) On or prior to the Filing Date the Company shall prepare and file with the Commission a Registration Statement covering the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule
415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall cause the Registration Statement to become effective and remain effective as provided herein. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the Effectiveness Date. The Company shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities have been sold or (ii) all Registrable Securities may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the "EFFECTIVENESS PERIOD").

         (d) If: (i) the Registration Statement is not filed on or prior to the Filing Date; (ii) the Registration Statement is not declared effective by the Commission by the Effectiveness Date; (iii) after the Registration Statement is filed with and declared effective by the Commission, the Registration Statement ceases to be effective (by suspension or otherwise) as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed thirty (30) days in the aggregate per year or more than twenty (20) consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective); or
(iv) the Common Stock is not listed or quoted, or is suspended from trading on any Trading Market for a period of three (3) consecutive Trading Days (provided the Company shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Trading Market); (any such failure or breach being referred to as an "EVENT," and for purposes of clause (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such thirty (30) day or twenty (20) consecutive day period (as the case may be) is exceeded, or for purposes of clause (iv) the date on which such three (3) Trading Day period is exceeded, being referred to as "EVENT DATE"; provided, however, that with respect to the Event Date referred to in clause (ii) above, the Event Date shall be extended for such time as the Effectiveness Date is delayed as a direct result of the Company receiving comments to the Registration Statement from the Commission that delays effectiveness of the Registration Statement so long as the Company has promptly responded to the Commission's comments), then until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% for each thirty (30) day period (prorated for partial periods) on a daily basis of the original principal amount of the Note. While such Event continues, such liquidated damages shall be paid not less often than each thirty (30) days. Any unpaid liquidated damages as of the date when an Event has been cured by the Company shall be paid within three (3) days following the date on which such Event has been cured by the Company.

         (e) Within three (3) Business Days of the Effectiveness Date, the Company shall cause its counsel to issue a blanket opinion, in a form acceptable to the Holders, to the transfer agent stating that the shares are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by the Holders and confirmation by the Holders that they have complied with the prospectus delivery requirements, provided that the Company has not advised the transfer agent orally or in writing that the opinion has been withdrawn. Copies of the blanket opinion required by this Section 2.1(e) shall be delivered to the Holders within the time frame set forth above.

         2.2 PIGGYBACK REGISTRATIONS. If at any time there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within thirty (30) days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered subject to customary underwriter cutbacks applicable to all Holders.

         2.3 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

                  (a) prepare and file with the Commission the Registration Statement with respect to such Registrable Securities, respond as promptly as possible to any comments received from the Commission, and use its best efforts to cause the Registration Statement to become and remain effective for the Effectiveness Period with respect thereto, and promptly provide to the Holders copies of all filings and Commission letters of comment relating thereto;

                  (b) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement and to keep such Registration Statement effective until the expiration of the Effectiveness Period;

                  (c) furnish to the Holders such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as the Holders reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by the Registration Statement;

                  (d) if required under applicable securities law, use its best efforts to register or qualify the Holders' Registrable Securities covered by the Registration Statement under the securities or "blue sky" laws of such jurisdictions within the United States as the Holders may reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) list the Registrable Securities covered by the Registration Statement with any securities exchange on which the Common Stock of the Company is then listed;

                  (f) immediately notify the Holders at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the Prospectus contained in such

Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                  (g) make available for inspection by the Holders and any attorney, accountant or other agent retained by the Holders, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the attorney, accountant or agent of the Holders.

         2.4 REGISTRATION EXPENSES. All expenses relating to the Company's compliance with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, transfer taxes fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, fees of, and disbursements incurred by, one counsel for the Holders (to the extent such counsel is required due to Company's failure to meet any of its obligations hereunder), are called "REGISTRATION EXPENSES". All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Holders beyond those included in Registration Expenses, are called "SELLING EXPENSES." The Company shall only be responsible for all Registration Expenses.

         2.5 REPRESENTATIONS AND WARRANTIES.

                  (a) The Common Stock of the Company is registered pursuant to
Section 12(b) or 12(g) of the Exchange Act and the Company has timely filed all proxy statements, reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act. The Company has filed (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and (ii) its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2003 (collectively, the "SEC REPORTS"). Each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and the cash flows of the Company and its Subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report.

                  (b) The Common Stock is listed for trading on the Nasdaq National Market and satisfies all requirements for the continuation of such listing. The Company has not received any notice that its Common Stock will be delisted from the Nasdaq National Market (except for prior notices which have been fully remedied) or that the Common Stock does not meet all requirements for the continuation of such listing.

                  (c) Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to the Note Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Common Stock pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its Affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

                  (d) The Warrants and the shares of Warrant Stock which the Holders may acquire pursuant to the Warrants are all restricted securities under the Securities Act as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Registrable Securities at such time as such Registrable Securities are registered for public sale or an exemption from registration is available, except as required by federal or state securities laws.

                  (e) The Company understands the nature of the Registrable Securities issuable upon the exercise of the Warrants and recognizes that the issuance of such Registrable Securities may have a potential dilutive effect. The Company specifically acknowledges that its obligation to issue the Registrable Securities is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

                  (f) Except for agreements made in the ordinary course of business, there is no agreement that has not been filed with the Commission as an exhibit to a registration statement or to a form required to be filed by the Company under the Exchange Act, the breach of which could reasonably be expected to have a material and adverse effect on the Company and its Subsidiaries, or would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

         2.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement pursuant to this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the members, managers, shareholders, partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and any Person who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act or acts as such Holder's investment advisor (each, a "HOLDER INDEMNIFIED PERSON"), against any losses, claims, damages, expenses or liabilities (joint or several) ("LOSSES") to which they may become subject under the Securities Act, the Exchange Act, any other federal or state law, or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in a registration statement filed pursuant to this Agreement, any post-effective amendment thereof or any prospectus included therein (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement. The Company will promptly pay as incurred to each Holder Indemnified Person for any legal or other expenses incurred by them in connection with investigating or defending any such Losses if it is judicially determined that there was such a Violation; provided however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such Losses to the extent that they arise out of or are based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by such Holder Indemnified Person.

                  (b) To the extent permitted by law, in connection with a registration statement in which a Holder is participating, such Holder will indemnify and hold harmless, severally and not jointly and severally, the Company, each of its directors, each of its officers who signs a registration statement and each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's members, managers, shareholders, partners, directors and officers or any Person who controls such Holder (each, a "COMPANY INDEMNIFIED PERSON"), against any Losses to which any of them may become subject under the Securities Act, the Exchange Act, other federal or state law, or otherwise, insofar as such Losses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration. Each such Holder will promptly pay as incurred to each Company Indemnified Person any legal or other expenses incurred by such Company Indemnified Person in connection with investigating or defending any such Losses if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified Person under this
Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for Losses in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, to assume the defense thereof with counsel mutually satisfactory to the indemnified parties and the indemnified Person; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to any indemnified Person under this Section 2.6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action. The indemnification required by this Section 2.6 will be made by periodic payments of the amount thereof as incurred.

                  (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses, or in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                  (e) The obligations of the Company and the Holders under this
Section 2.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         2.7 NO PIGGYBACK ON REGISTRATIONS. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right for inclusion of shares in the Registration Statement to any of its security holders. The Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been fully satisfied.

         2.8 COMPLIANCE. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

         2.9 DISCONTINUED DISPOSITION. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this
Section 2.9. For purposes of this Section 2.9, a "DISCONTINUATION EVENT" shall mean (i) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); (ii) any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.10 REGISTERED PUBLIC OFFERING INVOLVING AN UNDERWRITING. If the Holders intend to distribute the Registrable Securities covered by their request under Section 2.1(a) by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a). In such event, the Holders shall negotiate in good faith with an underwriter or underwriters selected by the Holders with regard to the underwriting of such requested registration. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected pursuant to this Section 2.10. Notwithstanding any other provision of this Section 2.10, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated among all Holders, and any reduction among such Holders shall be pro rata among all such Persons and, for purposes of making any such reduction, each Holder which is a partnership, together with the Affiliates, partners, employees, retired partners and retired employees of such Holder, the estates and family members of any such partners, employees, retired partners and retired employees and of their spouses, and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single "Person," and any pro rata reduction with respect to such "Person" shall be based upon the aggregate number of Registrable Securities owned by all entities and individuals included as such "Person", as defined in this sentence (and the aggregate number so allocated to such "Person" shall be allocated among the entities and individuals included in such "Person" in such manner as such Holder may reasonably determine). To facilitate the allocation of shares in accordance with the above provisions, the underwriter or underwriters may round the number of shares allocated to the Holders to the nearest one hundred shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company, the underwriter and the other Holders. In the event of any such withdrawal, the Company will include in any such registration in lieu thereof any additional shares of Registrable Securities which were requested to be included by a Holder and which were excluded pursuant to the above-described underwriter limitation up to the maximum set by such underwriter.

                                    SECTION 3

                                 SPECIAL RIGHTS

         3.1 CO-SALE RIGHTS (TAG ALONG).

                  (a) Except pursuant to any Permitted Transfers or a Permitted Sale, if the Stockholder (the "INITIATING SELLER") shall propose to transfer to a third party (or related group of third parties) any shares of Common Stock held by such Stockholder (whether in one transaction or in a series of related transactions) (a "PARTICIPATION SALE"), the Initiating Seller shall provide written notice of the Participation Sale to each Investor and the Company. Each Investor may elect to participate in the Participation Sale by delivering written notice of such election to the Company and the Initiating Seller within twenty (20) days following the receipt by such Investors of notice of such Participation Sale. Each Investor that makes such an election shall be entitled to sell for cash, at the same price as the Initiating Seller, the Warrants and/or a number of shares of Warrant Stock equal to the product of (i) the quotient determined by dividing the number of shares of Warrant Stock owned by such Investor, by the Common Stock owned by the Stockholder, and (ii) the number of shares of Common Stock to be sold by the Initiating Seller in such transaction. If the purchase price to be paid to the Initiating Seller in any Participation Sale is comprised of cash and non-cash consideration, the Initiating Seller shall take all actions necessary to cause such third party purchaser to first allocate all or such portion of the cash consideration as is necessary to purchase the Warrants and/or Warrant Stock from the Investors electing to participate in such Participation Sale. If such cash consideration is not sufficient to purchase all of such Warrants and/or Warrant Stock from the electing Investors, then the Initiating Seller shall be prohibited from consummating such Participation Sale. If an Investor exercises rights pursuant to this Section 3.1(a), such Investor shall be entitled to sell the same proportionate amount of any other securities that the Initiating Seller sell to such third party purchasers in connection with the Participation Sale in the event such Investor holds such other securities.

                  (b) If the third party purchaser of any of the shares of Common Stock to be sold in a Participation Sale refuses to purchase, for cash, the Warrants or shares of Warrant Stock which any Investor has elected to include in the Participation Sale pursuant to Section 3.1(a), then the Initiating Seller may not sell any of their shares of Common Stock to such third party purchaser.

                  (c) As a condition to the effective exercise of the rights in
Section 3.1(a), each electing Investor shall join in and agree to be bound by all provisions of the documents applicable to it pursuant to which the third party purchaser is to acquire securities (provided all electing Investors are treated in substantially the same manner), except that the electing Investor shall not be required to make any representations or warranties other than title to the Warrants or shares of Warrant Stock being sold.

                  (d) The obligations of the Investors with respect to the Participation Sale in which they are participating are subject to the satisfaction of the following conditions: upon the consummation of the Participation Sale, all of such Investors shall receive substantially the same form and amount of consideration per share, or if any such participating Investors are given an option as to the form and amount of consideration to be received, all such participating Investors shall be given substantially the same option.

                  (e) The Company and the Stockholder shall take all actions required hereunder and under the Warrants to enable any Investor to sell all or any portion of the Warrants and/or Warrant Stock in connection with a Participation Sale.

         3.2 DRAG-ALONG RIGHTS.

                  (a) Except in connection with any Permitted Transfers, in the event the Stockholder proposes to transfer to a third party (or related group of third parties) Majority Control (whether in one transaction or in a series of related transactions) (a "MAJORITY SALE"), the Stockholder (the "TRANSFERRING STOCKHOLDER") shall have the right to compel the Investors to effect the transfer for value of their Warrant and/or Warrant Stock to such third party (the "DRAG-ALONG RIGHT"), in each instance, at the same price and on the same terms and conditions as the Transferring Stockholder proposes to transfer his shares of Common Stock to such third party.

                  (b) The Transferring Stockholder must deliver a notice (the "DRAG-ALONG NOTICE") to the Investors and the Company at least thirty (30) days prior to the consummation of the Majority Sale. The Drag-Along Notice shall state (i) the bona fide intention of the Transferring Stockholder to effect the Majority Sale; (ii) the name and address of the third party to whom the Transferring Stockholder intends to transfer hsi shares of Common Stock; (iii) the expected closing date of such Majority Sale; (iv) the principal terms of such Majority Sale, including, without limitation, the purchase price; (v) the portion of the Warrant and/or the number of shares of Warrant Stock which each Investor is required to sell; and (vi) whether the Transferring Stockholder intends to exercise its Drag-Along Right.

                  (c) The Transferring Stockholder shall include with the Drag-Along Notice all then existing documents proposed to be executed by any Investor in connection with the proposed Majority Sale and shall, to the extent such documents are modified or additional documents are created prior to such Majority Sale, promptly transmit such proposed modifications or such additional documents to each such Investor.

                  (d) If, at the end of ninety (90) days following the date of the effectiveness of the Drag-Along Notice, the Transferring Stockholder has not completed the Majority Sale, each Investor shall be released from its obligation under the Drag-Along Notice, and it shall be necessary for a new and separate Drag-Along Notice to be furnished and the terms and provisions of this Section
3.2 to be separately complied with in order to thereafter consummate such Majority Sale pursuant to this Section 3.2.

                  (e) In the event the total number of shares of Common Stock to be sold in such Majority Sale exceeds the number of shares of Common Stock the purchasers are willing to purchase, the Transferring Stockholder may rescind his Drag-Along Notice; provided that each Investor shall then have the rights set forth in Section 3.1 above with respect to its right to exercise a Tag-Along Right with respect to such sale.

         3.3 PREEMPTIVE RIGHTS.

                  (a) Except for the issuance of Common Stock under the Option Plans, if the Company intends to issue and sell of any shares of its Common Stock, Options or Convertible Securities (other than as a dividend on the outstanding shares of Common Stock) (a "SALE"), the Company shall concurrently offer to sell to each Investor a portion of the securities offered in such Sale equal to the percentage determined by dividing (i) the number of shares of Warrant Stock held by such Investor immediately prior to the proposed issuance of such securities, on a fully-diluted basis, by (ii) the aggregate number of shares of Common Stock Deemed Outstanding prior to such sale. In connection with such issuance of such securities to each Investor pursuant to this Section 3.3(a), all such securities shall be entitled to all rights and subject to all obligations under this Agreement.

                  (b) The Investors shall exercise any preemptive rights hereunder within forty-twenty (20) days following the receipt of written notice from the Company describing in reasonable detail the purchase price, the payment terms, the period in which the preemptive right hereunder is to be exercised and each Investor's percentage allotment.

                  (c) Upon the expiration of the offering period described above, the Company shall be entitled to sell such securities which the Investors have not elected to purchase during the sixty (60) day period following such expiration, on terms and conditions no more favorable to the purchasers thereof than those offered to the Investors. Any securities offered or sold by the Company following such sixty (60) day period shall be re-offered to the Investors pursuant to the terms of this Section 3.3.

                  (d) The provisions of this Section 3.3 shall terminate at such time as the Investors no longer hold, in the aggregate, at least fifty percent (50%) of the Warrants (and/or Warrant Stock issuable upon exercise of the Warrants) issued on the Closing Date.

                                    SECTION 4

                                    COVENANTS

                  (a) BOARD SIZE; COMPOSITION. The Company shall hold meetings of its Board of Directors (the "PARENT BOARD") at least once every quarter. The Board of Directors of any Subsidiary of the Company (each, a "SUBSIDIARY BOARD") shall hold meetings at least once every quarter. The Parent Board shall have an audit committee and a compensation committee. Members of the audit committee and the compensation committee shall be members of the Parent Board that are not employees of the Company or any of its Subsidiaries. Any Investor holding fifty percent (50%) of the Warrants, or fifty percent (50%) of the Warrant Stock issuable upon exercise of the Warrants, shall have the right to appoint one (1) Person as its designee to the Parent Board and each Subsidiary Board (each, an "INVESTOR DESIGNEE"). Each Investor Designee shall have observation rights with respect to all meetings of the Parent Board and each Subsidiary Board . Each Investor Designee shall have the right to attend each meeting of the Parent Board and each Subsidiary Board and all committees, respectively, thereof. The Parent Board and each Subsidiary Board shall give each Investor notice of each meeting of its Board and each committee thereof at the same time and in the same manner as notices given to the members of its Board (which notice shall be promptly confirmed in writing). Each Investor Designee and each Investor shall be entitled to receive all written materials and other information given to members of the Parent Board and the Subsidiary Boards and each committee thereof in connection with such meetings at the same time such materials and information are given to all other members of such Boards and such committees. The Company and each Subsidiary shall reimburse each Investor Designee for reasonable out-of-pocket expenses in connection with attending such Parent Board and Subsidiary Board and committee meetings. The Stockholder, the Company and each Subsidiary agrees to take any and all actions necessary to effectuate the intent of the foregoing provisions.

                  (b) MAINTENANCE OF BUSINESS. The Company shall, and shall cause each of its Subsidiaries to, preserve and keep in force and effect its corporate existence (except to the extent such existence terminates in mergers and consolidations permitted by Section 8.19 of the Note Agreement) and all licenses, permits and franchises necessary to the proper conduct of its business.

                  (c) MAINTENANCE OF PROPERTY. The Company will maintain, preserve and keep those of its assets and property material to its business in good repair, working order and condition (ordinary wear and tear excepted) and will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and will cause each of their respective Subsidiaries to do so in respect of assets and property owned or used by it.

                  (d) FINANCIAL REPORTS. The Company will, and will cause each of its Subsidiaries to, maintain a standard system of accounting in accordance with GAAP, will permit each Investor and their representatives to visit and inspect the properties and assets (including books and records) of the Company and its Subsidiaries at all reasonable times and will furnish to each Investor and their duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as such Investor may reasonably request; and without any request, the Company will furnish to the Investors:

                           (i) as soon as available, and in any event within 45 days after the close of each monthly fiscal period of the Company which is also the end of a fiscal quarter of the Company and within 30 days after the close of each other monthly fiscal period of the Company, a copy of the balance sheet, statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period, all prepared on a consolidated basis and in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year and a comparison to budget, prepared by the Company in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) and certified to by the chief financial officer of the Company;

                           (ii) as soon as available, and in any event within 90 days after the close of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period, and accompanying notes thereto, all in reasonable detail showing in comparative form the figures for the previous fiscal year and a comparison to budget, accompanied by an unqualified opinion thereon of KPMG LLP or another firm of independent public accountants of recognized national standing, selected by the Company and satisfactory to the Investors, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                           (iii) a copy of any management letters on internal accounting controls of the Company or any Subsidiary prepared by its independent public accountants;

                           (iv) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports the Company sends to its shareholders, and copies of all other regular, periodic and special reports (other than SEC Form 3, Form 4, Form 5, Form S-8 or similar administrative reports) and all registration statements the Company files with the Securities and Exchange Commission or any successor thereto, or with any national securities exchanges;

                           (v) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Company, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Company or any Subsidiary which, if adversely determined, would have a material adverse effect on the financial condition, assets, properties, business or operations of the Company and its

         Subsidiaries taken as a whole or of (y) the occurrence of any Default or Event of Default under the Note Agreement;

                           (vi) as soon as available, and in any event within 30 days prior to the end of each fiscal year of the Company, a copy of the Company's consolidated and consolidating business plan for the following fiscal year, such budget and business plan to show the Company's projected consolidated and consolidating revenues, expenses and balance sheet on a quarter-by-quarter/month-by-month basis, such business plan to be in reasonable detail prepared by the Company and in form satisfactory to the Investors (which shall include a summary of all assumptions made in preparing such budget and business plan);

                           (vii) notice of any Change of Control; and

                           (viii) within thirty (30) days after the close of each month, a Borrowing Base Certificate prepared as of the last day of such month.

                           (ix) Each of the financial statements furnished pursuant to clauses (i) and (ii) of this Section shall be accompanied by a written certificate in the form attached to the Note Agreement as Exhibit C signed by the chief financial officer of the Company to the effect that to the best of the chief financial officer's knowledge and belief no Default or Event of Default is continuing as of the close of the period covered by such statements or, if any such Default or Event of Default is continuing as of the close of such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same and setting forth such calculations as are required by the Note Agreement. The Company will, and will cause each Subsidiary to, permit the Investors and their duly authorized representatives to visit and inspect any of the Properties of the Company and its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss with the Investors (and such Persons as any Investor may designate) the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

                  (e) INVESTOR PROTECTION. In connection with any Change of Control or similar transaction under circumstances where any Investor continues to hold a Warrant or any Warrant Stock, the Company shall make, or cause to be made, available to such Investor all economic benefits in a manner that treats any Investor equitably with respect to all other equity holders of the Company. In this regard, the Company agrees to structure any Change of Control or similar transaction, under circumstances where any Investor continues to hold a Warrant or any Warrant Stock, in order to treat all equity holders, including such Investors, in a fair and equitable manner and such transaction structure shall not include disguised purchase price components in the form of payments allocated to covenants not to compete, consulting payments and the like, except for employment agreements or similar agreements providing for reasonable "arms length" levels of compensation to such equity holder in return for future services to be rendered to the acquirer subsequent to a Change of Control.

                  (f) EQUITY RESTRICTION. The Company shall not:

                           (i) directly or indirectly make, or permit any of its Subsidiaries to make, any purchase of any Common Stock, or directly or indirectly redeem, purchase or make, or permit any of its Subsidiaries to redeem, purchase or make, any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans; or

                           (ii) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for Common Stock or other equity securities issued in connection with the issuance of Common Stock, or other equity securities or containing profit participation features) at a price at issuance which is lower than the then current market price of the Company's Common Stock except as otherwise expressly contemplated by this Agreement.

                  (g) RESERVED STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon any exercise of the Warrants, such number of shares of Common Stock as are issuable upon the exercise of the Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and encumbrances. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed.

                  (h) MANAGEMENT COMPENSATION. The Company shall not, without the Agent's prior written approval, increase the compensation paid to any officer, key employee or consultant in excess of historical increases in such compensation consistent with the past practices of the Company; provided, however, that, upon the approval of the compensation committee of the Parent Board, the Company shall be permitted to pay to William Morton a bonus of up to $150,000 for the Company's 2003 fiscal year.

                  (i) COVENANT CONTINUATION. The provisions of Sections 4(b),
(c) and (h) above shall terminate at such time as the Investors no longer hold, in the aggregate, at least twenty-five percent (25%) of the Warrants (and/or Warrant Stock issuable upon exercise of the Warrants) issued on the Closing Date.

                                    SECTION 5

                                  MISCELLANEOUS

         5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Illinois as applied to agreements among Illinois residents entered into and to be performed entirely within Illinois.

         5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby, to the extent they may contain representations or warranties of the Company therein, shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each such successor, assign, heir, executors, and administrator; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the Person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         5.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Note Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         5.5 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         5.6 AMENDMENT AND WAIVER.

                  (a) Except as otherwise expressly provided for herein, this Agreement may be amended or modified only upon the written consent of the Company and the Investors.

                  (b) Except as otherwise expressly provided for herein, the obligations of the Company and the rights of the Investors under this Agreement may be waived only with the written consent of each Investor.

                  (c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include transferees of any Holder of Warrants as "Investors."

         5.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Investor, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Investor's part of any breach, default or noncompliance under the Agreement or any waiver on such

Investor's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Investor, shall be cumulative and not alternative.

         5.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         5.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         5.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         5.11 REMEDIES. In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.



                             SIGNATURE PAGE FOLLOWS

                   SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date set forth above.


COMPANY:                                 INVESTORS:


MORTON INDUSTRIAL GROUP, INC.            BMO NESBITT BURNS CAPITAL (U.S.), INC.


                                         By: /s/ Douglas P. Sutton
                                             ----------------------------------
By: /s/ William D. Morton                Name: Douglas P. Sutton
   ------------------------------              --------------------------------
    William D. Morton, Chairman          Title: Managing Director
                                                -------------------------------

                                         FOR OTHER INVESTORS
                                         SEE ATTACHED SIGNATURE PAGES

COMMON STOCKHOLDERS:

                          MORTON INDUSTRIAL GROUP, INC.

                            INVESTOR RIGHTS AGREEMENT

                                 SIGNATURE PAGE

         By execution of this Signature Page, the undersigned does hereby acknowledge and agree to the Morton Industrial Group, Inc. Investor Rights Agreement, dated as of March 26, 2004 and does hereby authorize the Company to attach a counterpart of this Signature Page to the Investor Rights Agreement as evidence of the agreements set forth therein.

                                          /s/ William D. Morton
                                          -------------------------------------
                                          WILLIAM D. MORTON

                                          Date:
                                               --------------------------------


                                          -------------------------------------
                                          (Street Address)

                                          -------------------------------------
                                          (City or Town)             (Zip Code)



                                    EXHIBIT A

                     SCHEDULE OF NOTE AND WARRANT INVESTORS



                                      B-1